Exhibit 99.1

New York Mortgage Trust Reports

First Quarter 2015 Results

NEW YORK, NY – May 5, 2015 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2015.

Summary of First Quarter 2015:

●	Net income attributable to common stockholders of $22.1 million, or $0.21 per share.

●	Net interest income of $21.6 million and net interest margin of 415 basis points.

●

Issued and sold 2,702,358 shares of its common stock at an average price of $7.97 per share under its at-the-market offering programs, resulting in net proceeds to the Company of approximately $21.1 million.

●	Completed the sale of a first loss PO security issued by a single Freddie Mac-sponsored securitization included in the Consolidated K-Series, realizing a gain of approximately $1.5 million.

●

The Company’s wholly-owned subsidiary, Great Lakes Insurance Holdings LLC (“GLIH”), became a member of Federal Home Loan Bank of Indianapolis (“FHLBI”). Through GLIH, the Company will have access to a variety of products and services offered by the FHLBI, including secured advances.

●	Book value per common share of $7.03 at March 31, 2015 as compared to $7.07 at December 31, 2014 and $6.48 per common share at March 31, 2014.

●	Declared first quarter dividend of $0.27 per common share that was paid on April 27, 2015, marking the twelfth consecutive quarter at this level.

Subsequent Developments:

●

Completed public offering of 3,600,000 shares of the Company’s 7.875% Series C Cumulative Redeemable Preferred Stock on April 22, 2015, resulting in net proceeds to the Company of approximately $87.0 million after deduction of underwriting discounts and commissions and estimated offering expenses.

●

Issued and sold 1,413,757 shares of its common stock at an average price of $7.79 per share under its at-the-market offering programs subsequent to March 31, 2015, resulting in net proceeds to the Company of approximately $10.8 million.

●	During April 2015, the Company received aggregate advances of $121.0 million from FHLBI that are secured by Agency RMBS.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). NYMT is an internally managed real estate investment trust, or REIT, which invests in mortgage-related and financial assets and targets residential mortgage loans, including loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments, Agency RMBS consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest-only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans. RiverBanc, LLC, The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT's Chairman, Chief Executive Officer and President, commented: “The Company’s focus on credit-sensitive assets continued to provide strong net interest margin results, generating 415 basis points of net interest margin in the first quarter of 2015. Overall, the Company’s portfolio performed well during the quarter, with net income tempered by a difficult market environment for our Agency IO portfolio and lower distressed loan resale and refinance activity, which was primarily a function of transaction timing and our sell-side approach. Management’s goal with respect to realized capital gains on the distressed loan portfolio has been, and will continue to be, concentrated on executing sell-trades at the most favorable price it believes it can obtain, and this often will not coincide perfectly with quarterly cut-off dates. Consequently, the Company is going to have quarters where net income per share is above or below the Company’s current dividend payout rate and this will frequently be driven by the level of dispositions consummated during the quarter. For this reason, management focuses on earnings generation over a twelve month period.

During the first quarter of 2015, the Company accomplished a number of important steps on the operating-front, including the successful servicing transfer of the 3,800 loans we acquired in December 2014 for approximately $328 million, which is the critical step for managing re-performing loans. In addition, one of our wholly-owned subsidiaries was approved as a member of the Federal Home Loan Bank of Indianapolis. While our ability to access the FHLB over the longer term remains subject to proposed rulemaking, we are hopeful any final rule from the Federal Housing Administration will result in a favorable outcome for us, as we believe access to the FHLB-system provides a more efficient and cost-effective way to manage and finance certain of our mortgage-related investments. Consistent with its strategy of producing net realized capital gains from its portfolio, the Company also completed the sale of another Freddie Mac CMBS security, taking advantage of attractive current market pricing for these assets and freeing up capital to be deployed into other opportunistic investments.

We are continuing to see a number of attractive opportunities in the residential loan space for both on-boarding and disposition of loans and will continue to be aggressive in pursuing re-performing and performing loans, as we believe this is an asset class that can generate attractive long-term yields."

Capital Allocation and Net Interest Spread

The following table sets forth our allocated capital by investment type at March 31, 2015 and March 31, 2014 and certain information about our portfolio by investment type and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the three months ended March 31, 2015 and 2014 (dollar amounts in thousands):

At March 31, 2015 and For the Quarter Ended March 31, 2015

At March 31, 2015	Agency RMBS	Agency IOs	Multi- Family(1)	Distressed Residential Loans	Residential Securitized Loans	Other(2)	Total

Carrying value	$643,185	$121,369	$420,474	$572,837	$142,677	$41,226	$1,941,768
Liabilities:
Callable	(556,556)	(63,185)	—	(238,228)	—	—	(857,969)
Non-callable	—	—	(83,630)	(116,682)	(138,367)	(45,000)	(383,679)
Hedges (Net) (3)	1,272	(877)	—	—	—	—	395
Cash(4)	2,924	49,005	1,736	—	—	83,603	137,268
Other	4,417	3,646	(3,435)	22,326	991	(31,969)	(4,024)
Net capital allocated	$95,242	$109,958	$335,145	$240,253	$5,301	$47,860	$833,759

For the Quarter Ended March 31, 2015
Interest Income	$3,315	$3,566	$7,821	$10,554	$871	$2,763	$28,890
Interest Expense	(1,220)	(198)	(1,486)	(3,687)	(239)	—	(6,830)
Interest Expense on Subordinated Debentures	—	—	—	—	—	(459)	(459)
Net Interest Income	$2,095	$3,368	$6,335	$6,867	$632	$2,304	$21,601

Average Interest Earning Assets (5)	$659,488	$131,589	$265,221	$576,214	$152,013	$30,250	$1,814,775
Weighted Average Yield on Interest Earning Assets(6)	2.01%	10.84%	11.80%	7.33%	2.29%	36.54%	6.37%
Average Cost of Funds(7)	0.85%	1.23%	7.15%	4.03%	0.67%	—	2.22%
Weighted Average Cost of subordinated debentures	—	—	—	—	—	4.08%	4.08%
Net Interest Spread(8)	1.16%	9.61%	4.65%	3.30%	1.62%	36.54%	4.15%

At March 31, 2014 and For the Quarter Ended March 31, 2014

At March 31, 2014	Agency RMBS	Agency IOs	Multi- Family(1)	Distressed Residential Loans	Residential Securitized Loans	Other(2)	Total

Carrying value	$729,377	$144,978	$380,606	$235,265	$159,512	$41,221	$1,690,959
Liabilities:
Callable	(665,139)	(94,238)	—	—	—	(8,450	(767,827)
Non-callable	—	—	(135,191)	(163,009)	(154,456)	(45,000)	(497,656)
Hedges (Net) (3)	3,337	5,241	—	—	—	—	8,578
Cash(4)	11,000	38,711	—	—	—	65,508	115,219
Other	1,820	2,015	1,295	28,533	1,370	(18,464)	16,569
Net capital allocated	$80,395	$96,707	$246,710	$100,789	$6,426	$34,815	$565,842

For the Quarter Ended March 31, 2014
Interest Income	$4,028	$5,933	$9,210	$4,352	$978	$1,990	$26,491
Interest Expense	(1,210)	(223)	(2,425)	(2,077)	(235)	(37)	(6,207)
Interest Expense on Subordinated Debentures	—	—	—	—	—	(459)	(459)
Net Interest Income	$2,818	$5,710	$6,785	$2,275	$743	$1,494	$19,825

Average Interest Earning Assets (5)	$764,200	$146,880	$300,310	$231,910	$166,920	$22,020	$1,632,240
Weighted Average Yield on Interest Earning Assets(6)	2.11%	16.16%	12.27%	7.51%	2.34%	36.15%	6.49%
Average Cost of Funds(7)	0.72%	0.94%	7.23%	4.79%	0.60%	—	2.01%
Weighted Average Cost of subordinated debentures	—	—	—	—	—	4.08%	4.08%
Net Interest Spread(8)	1.39%	15.22%	5.04%	2.72%	1.74%	36.15%	4.48%

Footnotes to Capital Allocation and Net Interest Spread tables above:
(1)

The Company determined it is the primary beneficiary of certain Freddie Mac-sponsored K-Series securitizations (the “Consolidated K-Series,” as defined below) and has consolidated the Consolidated K-Series into the Company’s financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities issued by the securitizations comprising the Consolidated K-Series that are actually owned by us and interest income amounts represent interest income earned by securities that are actually owned by us. A reconciliation of net capital allocated in multi-family investments and interest income to our financial statements is included below in “Additional Information.”

(2)	Other includes CLOs having a carrying value of $35.1 million, non-Agency RMBS and loans held for investment. Other non-callable liabilities include $45.0 million in subordinated debentures.
(3)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.
(4)

Includes $39.6 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. Such deposit is included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets.

(5)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.
(6)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our average Interest Earning Assets for the quarter.
(7)

Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding subordinated debentures for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(8)	Net Interest Spread is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the Weighted Average Cost of subordinated debentures.

Results of Operations

For the three months ended March 31, 2015, we reported net income attributable to common stockholders of $22.1 million as compared to net income attributable to common stockholders of $21.3 million for the same period in 2014. The main components of the change in net income for the three months ended March 31, 2015, as compared to the same period in 2014 are detailed in the following table (dollar amounts in thousands, except per share data):

	For the Three Months Ended March 31,
	2015	2014	$ Change
Net interest income	$21,601	$19,825	$1,776
Total other income	$13,033	$13,475	$(442)
Total expenses	$10,846	$7,559	$3,287
Income from operations before income taxes	$23,788	$25,741	$(1,953)
Income tax expense	$245	$3,030	$(2,785)
Net income	$23,543	$22,711	$832
Preferred stock dividends	$(1,453)	$(1,453)	$—
Net income attributable to common stockholders	$22,090	$21,258	$832
Basic income per common share	$0.21	$0.29	$(0.08)
Diluted income per common share	$0.21	$0.29	$(0.08)

Net Interest Income

The increase in net interest income for the three months ended March 31, 2015 as compared to the corresponding period in the prior year is primarily attributable to an increase in the Company’s interest earning assets, which were approximately $1.8 billion for the quarter end March 31, 2015 as compared to $1.6 billion for the quarter ended March 31, 2014. In particular, the Company has increased its investments in distressed residential loans to $569.0 million as of March 31, 2015 from $234.4 million as of March 31, 2014, resulting in an increase of approximately $4.6 million in net interest income. Net interest income for the three months ended March 31, 2015 was negatively impacted by our Agency IO portfolio, where net interest income decreased by approximately $2.3 million due primarily to an increase in prepayment rates in the 2015 first quarter as compared to prepayment rates for the same period in the prior year. Net interest income for the three months ended March 31, 2015 was also negatively impacted by a decrease of approximately $0.5 million in net interest income on our multi-family portfolio primarily due to the sale of two of our Freddie-Mac CMBS K-Series investments in 2014 and one of our Freddie-Mac CMBS K-Series investments in early 2015. See “Capital Allocation and Net Interest Spread” above.

Overall, net interest margin declined in the first quarter of 2015 as compared to the first quarter of 2014. In recent quarters, the Company has increased its capital allocation to distressed residential loans, as management believes that the current risk-adjusted returns on these assets are more attractive than the current risk-adjusted returns on its other targeted assets. As the Company continues to expand its distressed residential loan portfolio, it expects the net portfolio interest margin to trend downward, with the impact of lower net margin being partially offset by a slight increase in leverage. Our Freddie-Mac CMBS K-Series investments have higher yields than distressed residential loans but are generally financed with less leverage than residential loans.

Prepayment History

The following table sets forth the actual CPRs for selected asset classes, by quarter, for the quarterly periods indicated below:

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Weighted Average for Overall Portfolio
March 31, 2015	9.1%	6.5%	14.7%	15.5%	12.6%	11.4%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%
March 31, 2014	8.8%	5.2%	11.3%	9.7%	7.5%	8.8%
December 31, 2013	6.7%	5.3%	13.5%	16.8%	12.6%	10.0%
September 30, 2013	16.8%	8.5%	20.4%	23.6%	12.0%	15.3%
June 30, 2013	22.2%	6.4%	21.9%	18.3%	6.5%	15.4%

Other Income

Total other income decreased by $0.4 million for the three months ended March 31, 2015 as compared to the same period in 2014. The changes in total other income were primarily driven by:

●

A decrease in realized gain on investment securities and related hedges of $0.9 million and an increase in net unrealized loss on investment securities and related hedges of $4.0 million for the three months ended March 31, 2015 as compared to the same period in 2014, which were primarily related to our Agency IO portfolio. The Agency IO portfolio is an actively managed strategy resulting in both unrealized and realized activity. The Agency IO strategy is a net interest margin-focused strategy in which we expect the unrealized and realized gains and losses to offset each other and result in no material income or loss over time. During the first quarter of 2015, the pricing of our Agency IO portfolio was negatively impacted by the significant spread widening due to an unexpected mortgage policy announcement from the Federal Housing Administration and increased interest rate volatility.

●	An increase in gain on de-consolidation of $1.5 million due to the sale of a first loss PO security issued by a single Freddie Mac-sponsored securitization included in the Consolidated K-Series.

●

An increase in net unrealized gains on multi-family loans and debt held in securitization trusts of $8.7 million for the three months ended March 31, 2015, as compared to the same period in 2014 which is primarily due to improved pricing on our multi-family CMBS investments that has been driven, in part, by increased market demand for this product.

●

A decrease in realized gains on distressed residential mortgage loans of $7.5 million for the three months ended March 31, 2015, as compared to the same period in 2014, due to lower refinancing and sale activity in the 2015 period. For the three months ended March 31, 2014, the Company generated $8.2 million of realized gains, with the majority of the realized income from loan resales. Income generated from the distressed residential loan workouts and resales was lower in the first quarter of 2015 as compared to the same period in 2014 and fourth quarter of 2014 primarily due to transaction timing. The Company’s goal when disposing of distressed residential loans is to consummate sales at the most favorable price that management believes it can obtain, which frequently results in selling to buyers with lengthier diligence requirements. As such, income generation from the workout or resale of these loans is expected to be uneven from quarter to quarter.

●

An increase in other income of $1.8 million for the three months ended March 31, 2015, as compared to the same period in 2014, which is primarily due to the following two factors: 1) an increase in income from our 67% outstanding common and preferred equity interest in RB Multifamily Investors LLC, an entity that invests in commercial real estate-related debt investments and is managed by RiverBanc LLC (“Riverbanc”), and 2) an increase in income related to our 20% membership interest in RiverBanc.

Comparative Expenses (dollar amounts in thousands)

	For the Three Months Ended March 31,
Expenses	2015	2014	$ Change
Salaries, benefits and directors’ compensation	$1,082	$1,050	$32
Base management and incentive fees	6,870	3,778	3,092
Expenses on distressed residential mortgage loans	1,884	1,212	672
Other	1,010	1,519	(509)
Total	$10,846	$7,559	$3,287

The increase in base management and incentive fees for the three months ended March 31, 2015, as compared to the same period in 2014, was driven by (i) the increase in assets managed by our external managers, and (ii) the $3.2 million incentive fee earned by RiverBanc from the sale of the multi-family CMBS security included in the Consolidated K-Series in the first quarter of 2015, resulting in a total realized gain of $10.9 million, including $9.4 million previously recognized in prior year earnings as unrealized gain on multi-family loans and debt held in securitization trusts and $1.5 million during the period as gain on de-consolidation. The increase in incentive fee earned by RiverBanc was partially offset by a decrease in incentive fee earned by Headlands due to lower loan sale activity during the period as compared to the prior period and a decrease in incentive fee earned by Midway due to losses incurred by the Agency IO portfolio during the period as compared to the same period in the prior year.

The $0.7 million increase in expenses related to distressed residential mortgage loans as compared to the same period in 2014 is due to a higher average balance of loans outstanding, thereby resulting in higher servicing costs, work-out costs and due diligence costs.

Income Tax Expense

The decrease in income tax expense for the three months ended March 31, 2015, as compared to the same period in 2014 was primarily due to lower loan sale activity in our distressed residential loan portfolio. The realized gain on sale from loan activity is transacted in a taxable REIT subsidiary for REIT compliance purposes and accordingly is subject to local, state and federal taxes.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the three months ended March 31, 2015 (amounts in thousands, except per share):

	Three Months Ended March 31, 2015
	Amount	Shares	Per Share(1)
Beginning Balance	$742,927	105,095	$7.07
Common stock issuance, net	21,013	2,857
Balance after share issuance activity	763,940	107,952	7.08
Dividends declared	(29,147)		(0.27)
Net change AOCI: (2)
Hedges	(1,261)		(0.01)
RMBS	5,586		0.05
CMBS	68		0.00
CLOs	(2,517)		(0.02)
Net income attributable to common stockholders	22,090		0.20
Ending Balance	$758,759	107,952	$7.03

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of March 31, 2015 of 107,952,340
(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, May 6, 2015 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three months ended March 31, 2015. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, May 13, 2015 and can be accessed by dialing (855) 859-2056 and entering passcode 38328465. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2015 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or before May 8, 2015. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and Consolidated K-Series” refers to, as of March 31, 2015, five separate Freddie Mac- sponsored multi-family loan K-Series securitizations, or as of December 31, 2014, six separate Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, or SPEs, own the first loss PO securities and certain IO securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated in multi-family investments to our condensed consolidated financial statements as of March 31, 2015 and March 31, 2014 is set forth below (dollar amounts in thousands):

	March 31, 2015	March 31, 2014
Multi-family loans held in securitization trusts, at fair value	$7,399,851	$8,221,642
Multi-family CDOs, at fair value	(7,106,681)	(7,975,421)
Multi-family real estate owned	—	3,545
Net carrying value	293,170	249,766
Investment securities available for sale, at fair value held in securitization trusts	39,251	96,124
Total CMBS, at fair value	332,421	345,890
First mortgage loan, mezzanine loan and equity investments	88,053	34,716
Securitized debt	(83,630)	(135,191)
Cash and other	(1,699)	1,295
Net Capital in Multi-Family	$335,145	$246,710

A reconciliation of our interest income in multi-family investments to our condensed consolidated financial statements for the three months ended March 31, 2015 and 2014 is set forth below (dollar amounts in thousands):

	March 31, 2015	March 31, 2014
Interest income, multi-family loans held in securitization trusts	$66,300	$74,944
Interest income, investment securities, available for sale(1)	827	2,417
Interest expense, multi-family collateralized obligations	(60,095)	(68,747)
Interest income, multi-family CMBS	7,032	8,614
Interest income, mezzanine loan and preferred equity investments(1)	789	596
Interest income in Multi-Family	$7,821	$9,210

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets; changes in governmental laws, regulations or policies affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:	AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2015	2014

INTEREST INCOME:
Investment securities and other	$11,344	$14,964
Multi-family loans held in securitization trusts	66,300	74,944
Residential mortgage loans held in securitization trusts	1,123	987
Distressed residential mortgage loans	10,218	4,343
Total interest income	88,985	95,238

INTEREST EXPENSE:
Investment securities and other	3,036	1,470
Multi-family collateralized debt obligations	60,095	68,747
Residential collateralized debt obligations	239	235
Securitized debt	3,554	4,502
Subordinated debentures	460	459
Total interest expense	67,384	75,413

NET INTEREST INCOME	21,601	19,825

OTHER INCOME:
Provision for loan losses	(436)	(489)
Realized gain on investment securities and related hedges, net	1,124	2,039
Gain on de-consolidation of multi-family loans held in securitization trusts and multi-family collateralized debt obligations	1,483	-
Realized gain on distressed residential mortgage loans	676	8,225
Unrealized loss on investment securities and related hedges, net	(5,728)	(1,736)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	13,628	4,926
Other income (including $1,876 and $318 from related parties, respectively)	2,286	510
Total other income	13,033	13,475

EXPENSES:
Base management and incentive fees (including $3,917 and $1,090 to related parties, respectively)	6,870	3,778
Expenses related to distressed residential mortgage loans	1,884	1,212
Other general and administrative expenses (including $0 and $80 to related parties, respectively)	2,092	2,569
Total expenses	10,846	7,559

INCOME FROM OPERATIONS BEFORE INCOME TAXES	23,788	25,741
Income tax expense	245	3,030
NET INCOME	23,543	22,711
Preferred stock dividends	(1,453)	(1,453)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$22,090	$21,258

Basic income per common share	$0.21	$0.29
Diluted income per common share	$0.21	$0.29
Weighted average shares outstanding-basic	105,488	74,505
Weighted average shares outstanding-diluted	105,488	74,505

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	March 31,	December 31,
	2015	2014
	(unaudited)

ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $686,317 and $702,684, respectively)	$801,544	$816,647
Investment securities, available for sale, at fair value held in securitization trusts	39,251	38,594
Residential mortgage loans held in securitization trusts (net)	142,677	149,614
Distressed residential mortgage loans held in securitization trusts (net)	213,296	221,591
Distressed residential mortgage loans	355,683	361,106
Multi-family loans held in securitization trusts, at fair value	7,399,851	8,365,514
Derivative assets	335,341	288,850
Cash and cash equivalents	88,990	75,598
Receivables and other assets	208,160	222,491
Total Assets (1)	$9,584,793	$10,540,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$619,741	$651,965
Financing arrangements, distressed residential mortgage loans	238,228	238,949
Residential collateralized debt obligations	138,367	145,542
Multi-family collateralized debt obligations, at fair value	7,106,681	8,048,053
Securitized debt	200,312	232,877
Derivative liabilities	6,675	1,463
Payable for securities purchased	330,772	283,537
Accrued expenses and other liabilities (including $3,450 and $6,317 to related parties, respectively)	65,258	74,692
Subordinated debentures	45,000	45,000
Total liabilities (1)	8,751,034	9,722,078

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 and 3,450,000 shares authorized as of March 31, 2015 and December 31, 2014, respectively, 3,000,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	72,397	72,397
Common stock, $0.01 par value, 400,000,000 shares authorized, 107,952,340 and 105,094,565 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,080	1,051
Additional paid-in capital	722,855	701,871
Accumulated other comprehensive income	11,891	10,015
Retained earnings	25,536	32,593
Total stockholders' equity	833,759	817,927
Total Liabilities and Stockholders' Equity	$9,584,793	$10,540,005

(1) Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2015 and December 31, 2014, assets of consolidated VIEs totaled $7,837,741 and $8,847,078, respectively, and the liabilities of consolidated VIEs totaled $7,470,411 and $8,457,034, respectively.